EXHIBIT 10.11
AMENDMENT NO. 2 TO
LICENSE AGREEMENT
     Amendment No. 2 to License (this “Amendment”) made as of March 8, 2007, by and between Acuity Pharmaceuticals, Inc., a Delaware corporation, with its principal offices at 3701 Market Street, Philadelphia, PA, 19104 (“Acuity”) and Pathogenics, Inc., a Delaware Corporation with its principal offices at 99 Derby Street, Suite 200, Hingham, MA 02043 (“Pathogenics”).
BACKGROUND
     WHEREAS, Acuity and Pathogenics entered into a License Agreement (the “License Agreement”) on April 13, 2006 which was amended on August 2, 2006;
     WHEREAS, Pathogenics and Acuity have agreed to enter into this Amendment to amend and restate section 4.7(a) to provide that Acuity will provide notice to Pathogenics of the achievement of a milestone within two (2) business days of the achievement of such milestone.
     NOW, THEREFORE, in consideration of the mutual promises, covenants, agreements, representations and warranties hereinafter set forth, and intending to be legally bound, the Parties hereby agree as follows:
     1. Section 4.7(a) of the License Agreement shall be replaced with the following new Section 4.7(a):
     “(a) Acuity shall provide written notice to Pathogenics the satisfaction of such milestone trigger within two (2) business days of the achievement of each applicable milestone.”
(Signature Page Follows)

     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their duly authorized representatives as of the day and year first indicated above.

ACUITY PHARMACEUTICALS, INC.

By:	/s/ Dale R. Pfost
Name: Dale R. Pfost
Title: President and Chief Executive Officer

PATHOGENICS, INC.

By:	/s/ Frederic P. Zotos
Name: Frederic P. Zotos
Title: President and Chief Executive Officer